Exhibit 99.2b

GMAC Commercial Mortgage

200 Witmer Road

P.O. Box 1015

Horsham, PA 19044

Tel. 215-328-4622

Fax 215-328-1316

GMAC

Commercial Mortgage

Exhibit I

Management's Assertion Concerning Compliance

With Minimum Master Servicing Standards

February 23, 2004

As of and for the year ended December 31, 2003, GMAC Commercial Mortgage Corporation has complied, in all material respects, with the minimum master servicing standards set forth in the Company's Master Servicing Policy (attached in Exhibit III), which were derived from the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers.

As master servicer for the transactions included in Exhibit II, the Company performs certain functions with respect to loan servicing, however, other servicing functions are performed by various subservicers.

As of December 31, 2003, the company was covered by various General Motors Corporation insurance policies providing $125 million of fidelity bond insurance and $100 million of errors and omissions insurance.

Robert D. Feller

Robert D. Feller

Chief Executive Officer

Michael I. Lipson

Michael I. Lipson

Executive Vice President, Global Servicing

Wayne D. Hoch

Wayne D. Hoch

Executive Vice President and

Chief Financial Officer

Exhibit II

GMAC COMMERCIAL MORTGAGE CORPORATION

TRANSACTIONS ASSOCIATED WITH MASTER SERVICING

RESPONSIBLITIES

277 PARK AVE FINANCE CORP

ACMF I SERIES 1997-C1

AETNA, SERIES 1995-C5

AMC DEPOSITOR, SERIES 1999-1

ASC, SERIES 1996-D3

ASC, SERIES 1997-D4

ASC, SERIES 1997-D5

ASW, SERIES 1993-D2

ATHERTON, SERIES 1997-1

ATHERTON, SERIES 1998-A

ATHERTON, SERIES 1999-A

BACM, SERIES 2001-C1

BANK OF AMERICA 2002-X1

BKB, SERIES 1997-C1

BSF III LP 6.6 COLLATERALIZED NOTES

Cal West Trust II

CALSTRS, SERIES 2002-C6

CAPCO, SERIES 1998-D7

CBA, SERIES 1993-C1

CBM, SERIES 1996-1

CDC, SERIES 2002-FX1

CERTIFICATES FUND CORP, 1997-1

CHASE, SERIES 1996-1

CHASE, SERIES 1996-2

CHASE, SERIES 1997-1

CHASE, SERIES 1997-2

CHASE, SERIES 1998-1

CHASE, SERIES 1998-2

CHASE, SERIES 2000-FL1

CHASE, SERIES 2001-FL1

CHASE-FIRST UNION, 1999-1

CITIBANK, SERIES 1994-C2

CITICORP LEASE TRUST, SERIES 1999-1

COLUMBIA CTR TRUST, 2000-CCT

COLUMN, SERIES 2002-CCL1

COMM, SERIES 2001-FL5

COMM, SERIES 2001-J2

COMM, SERIES 2003-LNB1

CSFB, SERIES 1995-M1

CSFB, SERIES 1997-PS1

CSFB, SERIES 1998-PS2

CSFB, SERIES 1999-PS3

CSFB, SERIES 2000-C1

CSFB, SERIES 2000-PS4

CSFB, SERIES 2001-CF2

CSFB, SERIES 2001-SPG1

DAIWA, SERIES 1993-1

DEUTSCHE BANC MORTGAGE (184)

DLJ, SERIES 1993-MF17

DLJ, SERIES 1996-CF1

DLJ, SERIES 1997-CF1

DLJ, SERIES 1998-STF1

DLJ-FB, SERIES 1994-MF1

ED I

ED II

EMAC, SERIES 1998-1

EMAC, SERIES 1999-1

EMAC, SERIES 2000-1

FFC FUNDING-SOMERSET MALL

FIRST BOSTON, SERIES 1995-MF1

FMAC, SERIES 1991-A

FMAC, SERIES 1993-B

FMAC, SERIES 1994-A

FMAC, SERIES 1995-B

FMAC, SERIES 1996-B

FMAC, SERIES 1997-A

FMAC, SERIES 1997-B

FMAC, SERIES 1997-C

FMAC, SERIES 1998-A

FMAC, SERIES 1998-B

FMAC, SERIES 1998-C

FMAC, SERIES1998-D

FMAC, SERIES 2000-A

FMHA

FNMA, SERIES 1998-M1

FOREST CITY, SERIES 1994-1

FREEHOLD RACEWAY MALL 2001-FRM

G3 STRATEGIC INV. LP 2002 WL1

GAFCO FRANCHISE 1998-1

GFCM 2003-1

GGP MALL PROP TR, SERIES 2001-GGP1

GIA SERIES 2001-A

GMACCM 2003-C2

GMACCM CANADA, SERIES 2002-FL1

GMACCM HF1, SERIES 1999-1

GMACCM HF1, SERIES 1999-2

GMACCM MT1, SERIES 1999-A

GMACCM MT1, SERIES 1999-B

GMACCM Seniors 2003-A

GMACCM, SERIES 1996-C1

GMACCM, SERIES 1996-C2

GMACCM, SERIES 1997-C1

GMACCM, SERIES 1997-C2

GMACCM, SERIES 1998-C1

GMACCM, SERIES 1998-C2

GMACCM, SERIES 1999-C1

GMACCM, SERIES 1999-C2

GMACCM, SERIES 1999-C3

GMACCM, SERIES 1999-CTL1

GMACCM, SERIES 2000-C1

GMACCM, SERIES 2000-C2

GMACCM, SERIES 2000-C3

GMACCM, SERIES 2000-FL1

GMACCM, SERIES 2000-FLA

GMACCM, SERIES 2000-FLB

GMACCM, SERIES 2000-FLE

GMACCM, SERIES 2000-FLF

GMACCM, SERIES 2001-A

GMACCM, SERIES 2001-C1

GMACCM, SERIES 2001-C2

GMACCM, SERIES 2001-FL1

GMACCM, SERIES 2001-FLA

GMACCM, SERIES 2002-C1

GMACCM, SERIES 2002-C2

GMACCM, SERIES 2002-C3

GMACCM, SERIES 2002-FL1

GMACCM, SERIES 2002-LT

GMACCM, SERIES 2003 DOUBLE EAGLE

GMACCM, Series 2003-C3

GMACCM, SERIES 2003-CC1

GMACCM, Series 2003-FL1

GMACCM, SERIES 2003-FLA

GMACCM, SERIES 2003-FL-SNF

GMACCM, Series 2003-PMSRLP

G-MAX 2002-FL-A

G-MAX 2002-FX-1

GSMCII, Series 2003-C1

GSMSC II, SERIES 1997-GL1

GSMSC II, SERIES 1998-C1

GSMSC II, SERIES 1998-GLII

GSMSC II, SERIES 1999-C1

GSMSC II, SERIES 2001-1285

GSMSC II, SERIES 2001-GL3

GSMSC II, SERIES 2001-ROCK

GSMSC II, SERIES 2002-GSFL V

GSMT II, SERIES 2001-GSFL IV

G-WING, SERIES 2001-WH1

HUD

IPS, SERIES 2003-1

JPMC 2002-C3

JPMC, SERIES 2001-A

JPMC, SERIES 2001-CIBC1

KIDDER PEABODY, SERIES 1994-C3

KS MORTGAGE CAP, SERIES 1995-1

LAKEWOOD MALL

LB COMMERCIAL, SERIES 1994-A

LEHMAN, SERIES 1992-1

LEHMAN, SERIES 1992-2

LEHMAN, SERIES 1994-C2

LEHMAN, SERIES 1995-C2

LEHMAN, SERIES 1996-1

LEHMAN, SERIES 1996-C2

LEHMAN, SERIES1998-C1

LEHMAN, SERIES2003-C4

LIBRARY TOWER, SERIES 1998-1

LLL, SERIES 1997-LL1

LONG LANE MASTER TRUST IV

LTC, SERIES 1994-

LTC, SERIES 1996-1

LTC, SERIES 1998-1

MACERICH, SERIES 1996-C1

MALL OF AMERICA, SERIES 2000-1

MCF, SERIES 1993-C1-C2

MCF, SERIES 1995-MC1

MCF, SERIES 1996-MC1

MCF, SERIES 1996-MC2

MCF, SERIES 1998-MC1

MCF, SERIES 1998-MC3

MERRILL, SERIES 1994-C1

MERRILL, SERIES 1995-C1

MERRILL, SERIES 1995-C2

MERRILL, SERIES 1995-C3

MERRILL, SERIES 1996-C1

MERRILL, SERIES 1997-C1

MERRILL, SERIES 1998-C1-CTL

MERRILL, SERIES 1999-C2

MERRILL, SERIES 2000-C3

MERRILL, SERIES 2000-C4

MERRILL, SERIES 2001-C5

MERRILL, SERIES 2001-LBC

MERRILL, SERIES 2002-BC2P

MERRILL, SERIES 2002-C7

MERRILL, SERIES 2002-C8

MERRILL, SERIES 2003-C10

MERRILL, SERIES 2003-C11

ML, SERIES 2003-C9

MORGAN, SERIES 1996-C1

MORGAN, SERIES 1997-C1

MORGAN, SERIES 1997-XL1

MORGAN, SERIES 1998-CF1

MORGAN, SERIES 1998-HF1

MORGAN, SERIES 1998-HF2

MORGAN, SERIES 1999-RM1

MORGAN, SERIES 2002-HQ

MSDW, SERIES 2003-IQ4

MSDW CAPITAL I TRUST 2002-IQ3

MSDW, SERIES 1997-HF1

MSDW, SERIES 1999-FNV1

MSDW, SERIES 2001-PPM

MSDW, SERIES 2002-WM

MSDW, SERIES 2003-IQ

MSDW, Series 2003-IQ5

NATIONS LINK, SERIES 1996-1

NB, SERIES-DMC

NEW ENGLAND MUTUAL LIFE, SERIES 1993-1

NOMURA MEGADEAL, SERIES 1995-MD IV

NOMURA MEGADEAL, SERIES 1996-MD V

NOMURA, SERIES 1993-1

NOMURA, SERIES 1994-MD1

NOMURA, SERIES 1996 MD VI

NOMURA, SERIES 1998-D6

NOMURA, SERIES 1998-STI

OREGAN, SERIES 1995-1

PAINE WEBBER, SERIES 1996-M1

SALOMON, SERIES 1999-C1

SALOMON, SERIES 2000-C1

SASCO, SERIES 1995-C4

SASCO, SERIES 2001-C8

SC FUNDING, SERIES 1993-1

SDG MACERICH PROPERTIES LP CMO

SL COMMERCIAL, SERIES 1997-C1

SOLAR TRUST, SERIES 2001-1

SOLAR TRUST, SERIES 2002-1

Solar Trust, Series 2003-CC1

Strategic, SHC 2003-1

STRUCTURED MTG, SERIES 1994-M1

U-HAUL, SERIES 1993-1

Exhibit III

GMAC COMMERCIAL MORTGAGE CORPORATION

MINIMUM SERVICING POLICY

I. CUSTODIAL BANK ACCOUNTS

1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:
    be mathematically accurate;
    be prepared within forty-five (45) calendar days after the cut-off date, but in any event in accordance with the applicable servicing agreements;
    be reviewed and approved by someone other than the person who prepared the reconciliation; and
    evidence explanations for reconciling items which shall be resolved with ninety (90) calendar days of identification.

2. Funds of the servicing entity shall be advanced as specified in the applicable servicing agreements in cases where there is potential for an overdraft in an investor's or a request letter has been received from a subservicer for a servicing advance stipulated by the subservicing agreement.

3. All cash for each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor or in an investment account in accordance with the applicable servicing agreement requirements.

II. MORTGAGE PAYMENTS

1. Mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt from the subservicer.

2. Mortgage payments made in accordance with the mortgagor's loan documents shall be posted to the applicable mortgagor records with two business days of receipt from the subservicer.

III. DISBURSEMENTS

1. Remittances made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

2. Amounts remitted to investors per the servicer's investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

IV. INVESTOR ACCOUNTING AND REPORTING

1. Monthly investor reports shall be sent in a timely manner listing loan level detail of payments and balances, and all other data required by the servicing agreements.

V. INSURANCE POLICIES

1. A fidelity bond and errors and omissions policy shall be in effect on the servicing entity in the amount of coverage represented to investors in management's assertion.

IV. MONITORING OF SUBSERVICER COMPLIANCE

1. Within 120 days of a subservicer's year-end, the subservicer's management assertions about the compliance with minimum servicing standards, which were derived from the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, and the Independent Auditors Report on management's assertions shall be reviewed, and if material exceptions are found, appropriate corrective action will be taken.

2. An annual certification from each subservicer stating that the subservicer is in compliance with its subservicer agreement shall be obtained by April 30th for the previous calendar year.